UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 8, 2016 (August 3, 2016)

UNIVERSAL AMERICAN CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35149 (Commission File Number)	27-4683816 (I.R.S. Employer Identification No.)

44 South Broadway

White Plains, New York 10601

(Address of principal executive offices) (Zip Code)

(914) 934-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.     Completion of Acquisition or Disposition of Assets.

Pursuant to the terms of the Stock Purchase and Sale Agreement (the “Agreement”) dated as of October 8, 2015 by and among Universal American Corp. (the “Company”), Universal American Holdings, LLC, NSRE Holdings, Inc. and Nassau Reinsurance Group Holdings, L.P. (“Nassau Re”), the Company completed the sale of its Traditional Insurance business to Nassau Re on August 3, 2016.  The Traditional Insurance business consists of a closed block of insurance products, including approximately 150,000 insurance policies across Medicare supplement, life insurance, long-term care, disability insurance and other specialty health policies.   Under the terms of the Agreement, Nassau Re acquired all of the shares of Constitution Life Insurance Company and The Pyramid Life Insurance Company, as well as the Traditional Insurance business written by American Progressive Life & Health Insurance Company of New York on a 100% coinsurance basis.  At closing, the Company received approximately $30.5 million in cash, which, under the terms of the Agreement, is subject to post-closing price adjustments based on actual capital and surplus of Constitution Life and Pyramid Life compared to the target statutory capital and surplus of $68.5 million. The Company is also entitled to receive potential earn out payments through June 30, 2018 that may result in additional payments of between $13 million and $23 million.

The description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is incorporated by reference herein as Exhibit 2.1.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

2.1

Stock Purchase and Sale Agreement dated as of October 8, 2015 by and among Universal American Corp., Universal American Holdings, LLC, NSRE Holdings, Inc. and Nassau Reinsurance Group Holdings, L.P. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 14, 2015, and incorporated by reference herein.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2016

UNIVERSAL AMERICAN CORP.

	By:	/s/ Tony L. Wolk
		Name:	Tony L. Wolk
		Title:	EVP, General Counsel and Secretary

EXHIBIT INDEX

2.1

Stock Purchase and Sale Agreement dated as of October 8, 2015 by and among Universal American Corp., Universal American Holdings, LLC, NSRE Holdings, Inc. and Nassau Reinsurance Group Holdings, L.P. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 14, 2015, and incorporated by reference herein.)